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EXHIBIT 10.32

Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The appropriate section has been marked at the appropriate place with a star [*].

DISTRIBUTOR AGREEMENT

    This agreement is entered into this 28th day of May, 2001 by and between Alcide Corporation, a Delaware corporation whose offices are located at 8561 154th Ave. N.E., Redmond, Washington, U.S.A. (hereinafter "Supplier") and SFAN LABORATOIRE whose offices are located in Rue des Rainettes, Ranes, FRANCE (hereinafter "Distributor"), and supersedes all previous agreements between the parties.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

    1.  Definitions

    As used herein, the term

      1.1 "Contract Term" shall mean that period stated on Schedule A attached hereto.

      1.2 "Products" shall mean Alcide® external udder care products, including UDDERgold® Germicidal Barrier Teat Dip, UDDERgold Platinum® Barrier Teat Dip and 4XLA® Pre and Post Milking Teat Dip.

      1.3 "Territories" shall be as defined by the attached Schedule B.

    2.  Appointment of Distributor

      2.1 Subject to the terms and conditions of this Agreement, Supplier hereby appoints Distributor as exclusive Distributor for the Products for the Territories. Distributor hereby accepts said appointment and agrees to actively promote and sell the Products.

      2.2 In accepting this appointment, Distributor agrees that it and its subsidiaries shall not, directly or indirectly, sell or distribute in the Territories, or develop:

        (a) Any other external udder disinfectant product during the Contract Term except for Cleaniode® (2% Providine Iodine teat dip) and Trempiode®.

        (b) Any product containing acidified chlorite, chlorous acid or chlorine dioxide as its active ingredients or degradents during the Contract Term and for a period of two (2) years thereafter.

        (c) Alcide products sourced through other Alcide distributors unless approved in writing by Alcide.

      2.3 Distributor may appoint agents, dealers or sales representatives to act on Distributor's behalf for sales of the Products in the Territories, provided that any compensation to such agents, dealers or representatives shall be solely Distributor's responsibility.

      2.4 Subject to the terms and conditions of this Agreement, Distributor is authorized to sell the Products purchased from Supplier in such manner, at such prices and upon such terms as Distributor shall determine. Distributor is an independent contractor, not an agent or representative of Supplier. Distributor shall not assume or create any obligation in the name of Supplier or make any representation, warranty or guarantee on behalf of or in the name of Supplier.

      2.5 Labeling of the Products shall be determined exclusively by Supplier. Distributor will have the right to review all Product labels prior to final approval by Supplier, and Distributor's name and trademark shall be displayed on all labels for Product delivered in the Territories. Distributor shall reimburse Supplier for art work related to labels making specific reference to Distributor or sub-distributors and, upon termination of this Agreement, Distributor shall purchase such labels from Supplier at the cost incurred by Supplier. When sub-distributor changes, Distributor shall purchase old labels from Supplier.

      2.6 In any of the Distributor's activities relating to the promotion and sale of the Products, Supplier's name and trademark shall always be prominently displayed in order to protect Supplier's rights and goodwill in the same. Whenever Supplier's name and trademark are used in advertising and promotional programs, Supplier retains the right to review and approve same.

      2.7 All registrations, trade names, trademarks and product names under which the Products are sold shall be the property of Supplier. In the event any registrations (e.g., Product registrations) are taken or issued in the name of Distributor, Distributor shall, upon request, but in any event no later than upon termination of this Agreement, transfer such registrations to Supplier or Supplier's designee and provide any documents and assistance reasonably required in connection therewith.

      2.8 This Agreement shall not be construed as establishing a franchise.

      2.9 Supplier and Distributor each represent and warrant to the other that it is authorized to enter into and perform this Agreement and that this Agreement does not and shall not conflict with any other agreements it may have.

    3.  Terms and Conditions of Sale

      3.1 All of Distributor's orders for the Products shall be subject to the terms and conditions set forth in this Section 3 and in the attached Schedule D which provides Product pricing. No additional or different terms set forth in Distributor or Supplier's purchase order, acknowledgment or other forms of correspondence (other than an amendment to this Agreement pursuant to Section 8.1 hereof) shall govern any sales of the Products by Supplier to Distributor.

      3.2 Supplier shall be responsible for labeling, packing and shipping all Products ordered in a form agreed upon between Supplier and Distributor as being appropriate for the Territory and suitable for ready sale to the end user in the Territory. All deliveries shall be Ex Works Manufacturing Plant location.

      3.3 Schedule A (attached) sets forth a firm commitment of dollar volume to be purchased by Distributor from Supplier. [*]

    Ninety (90) days prior to the start of the contract year, Distributor will provide Supplier with a twelve (12) month forecast of anticipated Product purchases by month, of which the first three (3) months shall be a firm purchase order. The twelve (12) month forecast will be updated each ninety (90) days to facilitate Supplier's planning.

      Monthly purchase orders will be issued by Distributor to Supplier ninety (90) days in advance.

      3.4 Distributor shall make payments to Supplier within sixty (60) days following invoice of Products ordered by Distributor on all orders except those placed during the first Quarter of fiscal year 2002. Distributor shall make payments to Supplier within ninety (90) days following invoice of Products ordered by Distributor and shipped during the first Quarter of fiscal year 2002. Invoice will not be issued by Supplier until Product is manufactured and ready for shipment with proper notification of availability provided to Distributor. Distributor agrees and understands that interest will be charged for all amounts not paid within sixty (60) days from date of shipment except on those orders shipped during the first Quarter of fiscal year 2002. Distributor agrees and understands that interest will be charged for all amounts not paid within ninety (90) days from date of shipment for those orders shipped during the first Quarter of fiscal year 2002. [*]

      3.5 Supplier provides the Limited Warranty as described in Schedule C.

Confidential Treatment requested. The redacted material has been separately filed with the Commission.

      3.6 Prices shown in Schedule D may be revised by Supplier annually at the anniversary date of this Agreement.

      3.7 Supplier shall have Distributor named as an additional insured under Supplier's Product Liability Insurance policy at all times during the term of this Agreement.

      3.8 Upon termination of the Agreement, Distributor shall purchase from Supplier all unused labels and Product inventory which has been manufactured for Distributor.

    4.  Promotional Activities

      4.1 Distributor shall undertake such advertising and promotional activity relating to Products as is deemed appropriate by Distributor to actively promote sales. Such advertising and promotional activity shall be solely at Distributor's expense unless otherwise agreed to in writing by Supplier. All advertising and promotional materials developed by Distributor shall be in accordance with descriptions of Products provided by Supplier and, to the best of Distributor's knowledge, shall be accurate in all material respects. Upon request, Supplier shall have the right to review and approve all advertising and promotional materials developed by Distributor. Such approval will not be unreasonably withheld and will automatically be given if Supplier does not respond to the request within seven (7) working days.

      4.2 Distributor's marketing plans shall be provided to Supplier annually on or before the start of each contract year. A list of major meetings, annual shows, seminars and training programs at which Supplier's participation is desired shall be submitted ninety (90) days in advance by Distributor.

      4.3 A tabulation of Distributor sales by Product and Territory shall be provided by Distributor to Supplier at the end of each fiscal quarter. Distributor shall maintain records of sales to sub-distributors or customers for a period of at least two years and, upon request, provide Supplier with copies of such records.

    5.  Term and Termination

      5.1 This Agreement may be terminated by either party, effective immediately upon notice to the other, in the event the party to which such notice is sent becomes the subject of any bankruptcy or insolvency proceedings.

      5.2 In any case where a party claims the other party is in breach of the provisions of this Agreement (other than a failure to purchase at least the commitment goals set forth in Schedule A), the injured party shall give written notice of the breach. The party in breach must commence curing the breach within sixty (60) days of receiving notice thereof. If the breach is not cured within one hundred and twenty (120) days, this Agreement may be terminated by the party claiming breach.

      5.3 The provisions of Sections 2.2, 2.6, and 7 and any accrued obligations shall survive termination of this Agreement.

      5.4 No later than six (6) months prior to expiration of this Agreement, Distributor and Supplier shall meet to discuss their intentions regarding a new or extended agreement.

    6.  Applicable Law.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of its or any other jurisdiction's choice of law principles. The 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Settlement of disputes relating to this Agreement shall be resolved according to the Rules of Arbitration of the International Chamber of Commerce.

    7.  Confidential Information

      (a) Supplier and Distributor agree, with respect to any confidential information received from the other and identified as confidential information, that:

      (i)
      the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without the prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

      (ii)
      receiving party shall not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

      (b) Neither party shall have any obligation with respect to any information disclosed by the other party:

      (i)
      which is already in the possession of the receiving party at the time of its receipt from the disclosing party;

      (ii)
      which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party; or

      (iii)
      which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

      (c) Upon expiration or termination of this Agreement, Distributor and Supplier shall each, upon the written request of the other, return or destroy all materials, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to Section 7. Each may, however, retain for legal archival purposes only, one (1) copy of all such material.

      (d) The provisions of this Section 7 and Section 2.2 shall survive termination of this Agreement and remain in full force and effect for a period of three (3) years following termination as to any item of confidential information.

    8.  Miscellaneous

      8.1 This Agreement constitutes the entire agreement between Distributor and Supplier and may be amended only by a written document signed by both parties hereto.

      8.2 All notices, requests or other communications under this Agreement shall be given in the English language and will be deemed properly given if in writing and delivered in person, sent via international courier service or by confirmed facsimile transmission to the intended recipient at the address specified below, or to such other address as a party may specify in writing:

If to Supplier:	Alcide Corporation Attn.: Joseph A. Sasenick 8561 154th Avenue N.E. Redmond, WA 98052 U.S.A.

If to Distributor:	SFAN Laboratoire Attn.: Eric Ebstein 13, Rue des Rainettes 61150 Ranes, France

      8.3 The failure by either party to enforce any term or provision of this Agreement shall not constitute a waiver of the same.

      8.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and one and the same document.

      8.5 The rights of Distributor hereunder shall not be assigned or transferred, either voluntarily or by operation of law, without the prior written consent of Supplier, nor shall the duties of Distributor hereunder be delegated in whole or in part. Any such assignment, transfer or delegation shall be of no force or effect. Any change in control of Distributor shall be deemed an impermissible assignment and entitle Supplier to terminate this Agreement. This Agreement shall be binding upon and inure to the benefit of Supplier, its successors and assigns.

      8.6 If any provision of this Agreement is or becomes invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and for the invalid, illegal or unenforceable provision shall be substituted a valid, legal and enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

      8.7 Distributor shall comply with all applicable laws and regulations in performing under this Agreement, including the U.S. Foreign Corrupt Practices Act.

      8.8 Neither party shall be responsible for non-performance or delay in performance arising from force majeure except the term of this Agreement shall not be extended as a consequence thereof. Force Majeure shall be deemed to include, but not be limited to, those circumstances, if any, whereby Distributor shall be prevented from meeting minimum purchase requirements set forth in Schedule A as a consequence of acts and omissions of Supplier.

    9.  Addendum

      9.1 The Distributor accepts the terms of this Agreement with the Supplier, without prejudice:

        (a) The Distributor will be named on the AMM registration for UDDERgold® as the Exploitant (distributor).

        (b) UDDERgold Platinum® will be submitted for homologation to the AFQA, i.e. Agence Française de la Qualité Alimentaire, when the application procedure will be defined by the DGAL.

      9.2 The Distributor can use the Product trademarks named hereafter freely and unconditionally in the Territories listed in Schedule B within the auspices of this Agreement:

        (a) UDDERgold®

        (b) UDDERgold Platinum®

        (c) 4XLA®

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ALCIDE CORPORATION (Supplier)		SFAN LABORATORIES (Distributor)

By:	/s/ JOHN P. RICHARDS	By:	/s/ ERIC EBSTEIN
Its:	President	Its:	General Manager

By:	/s/ JOSEPH A. SASENICK
Its:	Chairman, CEO

SCHEDULE A

(1) Contract Term

(2) Commitments to purchase Product

(1)
The Contract Term shall be a three year period commencing June 1, 2001, and ending May 31, 2004 (Fiscal Year 2002 through Fiscal Year 2004).

(2)
[*]

Confidential Treatment requested. The redacted material has been separately filed with the Commission.

SCHEDULE B

Territories

France
Algeria
Morocco
Tunisia

SCHEDULE C
Limited Warranty

    Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects and is as described in all labeling affixed hereto. Alcide's sole obligation under this warranty and buyer's sole remedy for any defect or failure to meet such requirements or labeling shall be limited to replacement without cost (except all costs for shipping and handling which shall be Distributor's responsibility) of any quantity of the Product sold.

    THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION HEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND ANY REMEDIES OR LIABILITIES FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES). BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT ALCIDE CORPORATION MAKES NO WARRANTIES OTHER THAN ON THE FACE HEREOF.

SCHEDULE D

    [*] Confidential Treatment requested. The redacted material has been separately filed with the Commission.

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DISTRIBUTOR AGREEMENT